Exhibit 10.9.1

Acct#	Region:	DC(s):

PRIME VENDOR AGREEMENT

This Prime Vendor Agreement (“Agreement”) is made as of January 1, 2012 (“Effective Date”) by AmerisourceBergen Drug Corporation, a Delaware corporation (“ABDC”) on the one hand, and Diplomat Pharmacy, Inc., a Michigan corporation (“Diplomat”) for itself and on behalf of the following limited liability companies of which Diplomat is the sole member: Diplomat Specialty Pharmacy of Flint, LLC, Navigator Health Services, LLC, Diplomat Health Services, LLC, Diplomat Specialty Pharmacy of Grand Rapids, LLC, Diplomat Specialty Pharmacy of Chicago, LLC, Diplomat Specialty Pharmacy of Ft. Lauderdale, LLC, Diplomat Specialty Pharmacy of Swartz Creek, LLC and Diplomat Specialty Pharmacy of Southern California, LLC (Diplomat and such limited liability companies being referred to herein collectively as “Customer”) on the other hand.

A.                                    ABDC is a national distributor of pharmaceutical and other products, including prescription (“Rx”) and over-the-counter (“OTC”) pharmaceuticals, nutritional, health and beauty care (“HBC”) and home health care (“DME”) products (collectively, “Products”), and services (“Services”);

B.                                    Customer owns and operates one or more Facilities (as defined in Section 3); and

C.                                    The parties agree to the following obligations to each other for an arrangement under which ABDC will provide Products and Services to Customer (“Program”).

D.                                    ABDC and Diplomat recognize that they are parties to a certain Prime Vendor Agreement dated November 1, 2006, as amended (“Prior PVA”). Upon execution of this Agreement, the Prior PVA will automatically and concurrently terminate.

1.                                      PRICING AND PAYMENT TERMSABDC will be the Primary Vendor of all requirements of Customer’s Facilities for Products. Customer will pay, within terms, Product costs and Program fees pursuant to payment terms in Exhibit “1” (“Pricing/Payment Terms”). “Primary Vendor” means Customer purchases from ABDC no less than 95% of all brand Rx Products it purchases, as verified quarterly, and meets minimum periodic purchase levels in Pricing/Payment Terms Paragraph 3(A). If Product is not available from ABDC, or if Customer is required contractually to buy direct from manufacturer, Customer may purchase such Product outside of ABDC with such purchases excluded from the 95% requirement. Orders for Products, including controlled substances, will be electronically transmitted (CSOS for Schedule lls; Customer will endeavor to transition remaining low-volume locations to CSOS ordering by December 31, 2012) and will describe Products that ABDC will provide to Customer, the quantity and designated delivery location. Payment must be by automated clearinghouse electronic funds transfer (ACH/EFT) with either ABDC initiating the transaction or Customer initiating the transaction (so long as ABDC receives the amount owed in readily available funds on or before the due date).

2.                                      FILL RATES

For Rx Products, ABDC will meet an adjusted fill rate service level of 97% each calendar month. Should ABDC fail to meet its adjusted fill rate service level for two (2) consecutive months and such failure to meet the adjusted fill rate service level is not due to Force Majeure events (as defined in Paragraph 9.1 of Exhibit 3), ABDC will credit to Customer the following penalty:

97 - 96%	=	[*]%
95.9 - 95%	=	[*]%
< 95%	=	[*]%

on the Net Purchases for which the rolling average falls below such level. This credit shall only be available if Customer complies with the payment and other terms of this Agreement and continues to use ABDC as its Primary Vendor. The fill rate will be adjusted to reflect unavailable Product (manufacturer’s backorders or Product otherwise unavailable without fault by ABDC, including common carrier delays), partial ships (50% or more), repeat orders within 72 hours, Products not ordered by Customer during the prior sixty (60) days, if Customer’s usage exceeds its estimates by

Diplomat PVA December 2011

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §552(b)(4) and Rule 406 under the Securities Act of 1933 and submitted separately with the Securities and Exchange Commission.

more than 120%, and Force Majeure events. ABDC’s computerized reports will be used to determine the actual level achieved. Customer will provide its best usage estimates on Products at least 30 days prior to its first order of a Product (both new Products and Products that have not been ordered during the prior 30 days) so that ABDC can maintain its service level commitment. Products must be purchased once per month to remain on the list of Products for which the service level commitment applies. Any Product not ordered in a given month can be reinstated on such list when Customer notifies ABDC that it is resuming the ordering of such Product on a monthly basis.

3.                                      GENERICS PROGRAM PARTICIPATION

(A)                               Customer must participate in ABDC’s “PRxO® Generics” preferred generic formulary program pursuant to requirements as amended from time to time by ABDC. Customer authorizes ABDC as its agent solely to develop and implement a generic Rx Product list for the Term. Under the PRxO Generics, ABDC will maintain a PRxO Generics formulary of commonly used Generic Rx, other than generic injectables, which ABDC may amend or supplement from time-to-time. Customer agrees (i) to purchase from ABDC no less than 98% of its purchases of all Generic Rx, other than generic injectables, from the PRxO Generics formulary, and (ii) that the Generic Rx included in the PRxO Generics formulary applicable to Customer shall be primary over Generic Rx of any group purchasing organization, regardless of the availability of equivalent Generic Rx from any group purchasing organization. Calculations are quarterly, with no carryover from one quarter to the next. Customer’s PRxO Generics purchases will be treated as Special Priced Products.

(B)                               Customer agrees that all of its Facilities will participate in ABDC’s auto-substitution feature (“ACAP”) pursuant to which purchases will be automatically directed to the single, preferred, competitively-priced generic Rx within the formulary in lieu of other Rx Products.

4.                                      CUSTOMER LOCATIONS & DELIVERIES

ABDC will deliver Products to each Facilityfive days a week (Monday - Friday), once a day except holidays and warehouse physical inventory days. Additionally, Customer will be entitled to one emergency delivery per calendar quarter at no additional charge. Customer may be charged for each additional emergency order. “Facility” means each of Customer’s pharmacies, together with any other pharmacies Customer acquires, is affiliated with or operates during the Term in the United States. Newly acquired pharmacies with existing agreements with other distributors will become Facilities under this Agreement upon the earlier of expiration of such existing agreement or the date Customer may terminate such agreement, with or without cause, without breaching it or paying a material termination penalty. Service to Facilities outside ABDC’s normal service area may be subject to a delivery surcharge. Customer shall cause each Facility to satisfy each obligation imposed on a Facility hereunder and to refrain from taking any action in contravention of such obligations and Customer shall be liable for any breach of this Agreement by any individual Facility when the context of this Agreement suggests that a particular obligation is Facility specific.

5.                                      RETURNED GOODS POLICY

In returning Product to ABDC, Customer will comply with ABDC’s standard policy (“Returned Goods Policy”), as amended from time to time by ABDC with the following exceptions: (a) Saleable Product returned within 180 days will be accepted without a fee provided it has 9 months dating remaining, (b) Product returned after 180 days will be subject to a 20% fee if it is salable or 30% if is is unsalable, and (c) Customer must call the servicing distribution center within 30 days of Product receipt in the event Customer wishes to return damaged Product. If Customer returns more than 3% of its Rx Net Purchases (defined as Customer’s total purchases from ABDC less returns, credits, rebates, Price of Goods adjustments, late payment fees and similar items) or 3% of its non-Rx Net Purchases in any month, ABDC may assess Customer an additional restocking fee, adjust its Price of Goods, or both. Customer may only return Product purchased from ABDC and for which Customer provides the invoice number and purchase date. ABDC may reject returns that do not have an invoice number or purchase date or that exceed in amount either 3% return limit or the

Diplomat PVA December 2011

amount on the referenced invoice. ABDC may refuse all future returns from Customer if Customer submits any counterfeit Product for return.

6.                                      ADDITIONAL SERVICES & PROVISIONS.

Services as of the Effective Date are listed in Exhibit “2”. Terms, conditions and other provisions are set forth in Exhibit “3” (“Provisions”).

7.                                      TERM OF AGREEMENT

Subject to Provisions Paragraph 5, the term will be from the Effective Date until December 31, 2016 (“Initial Term”) and may be extended, upon the mutual written consent of both parties, for two (2) additional (1) year periods (each a “Renewal Term”). Upon the expiration of the Initial Term, if applicable, or Renewal Term, the Agreement will extend on a month-to-month basis until either party gives 90 days’ prior written notice to the other of its intention to have this Agreement terminate.

8.                                      RECORDS

To the extent required by 42 U.S.C. §1395x(v)(1), until four years after the Term, upon written request ABDC will make available to the U.S. Department of Health & Human Services Secretary, the Comptroller General, or their authorized representatives, a copy of this Agreement and all records required to certify the nature and extent of pricing for Products and Services from ABDC under this Agreement. ABDC will ensure, to the extent it carries out its duties through a subcontract with a value or cost of $10,000 or more in a 12 month period with a related organization, such subcontract will contain similar provisions. Notwithstanding the foregoing, ABDC has no duty to make public attorney-client privileged documents.

9.                                      NOTICES

Notices must be in writing and sent certified mail, prepaid, return receipt requested, or sent by facsimile to the address or facsimile number below. Parties may change this information by written notice to the other party. Pursuant to the Telephone Consumer Protection Act of 1991, 47 U.S.C. §227, Customer consents to receiving notices, including product updates, recalls, new product launches and programs, advertisements and other marketing materials by telephone facsimile (“fax”) machine from ABDC, its affiliates and their related companies, to its fax numbers.

To Customer	Diplomat Pharmacy, Inc.
(for all entities):	4100 S. Saginaw Street
Flint, Ml 48507
Attn: General Counsel

With a copy to:	Diplomat Pharmacy, inc.
4100 S.Saginaw Street
Flint, Michigan 48507
Attention: Sean Whelan

To ABDC:	AmerisourceBergen Drug Corporation
1300 Morris Drive
Chesterbrook, PA 19087-5594
Attn: Senior Vice President, Alternate Care
Fax: 610-727-3601
with a copy to:	AmerisourceBergen Corporation
1300 Morris Drive
Chesterbrook, Pennsylvania 19087-5594
Attn: General Counsel
Fax: (610) 727-3612

Diplomat PVA December 2011

10.                               JOINT AND SEVERAL LIABILITY

Each of the entities named as a Customer in this Agreement shall be jointly and severally liable for any obligations (including payment or indemnification obligations), breaches or other liabilities of each of the other Customer entities arising under this Agreement.

11.                               EXHIBITS

These exhibits are incorporated by this reference.

1                                         Pricing/Payment Terms

2                                         Value-Added Services

3                                         Provisions

IN WITNESS WHEREOF, the parties have had a duly authorized officer, partner or principal execute this Prime Vendor Agreement as of its Effective Date.

ABDC:

AmerisourceBergen Drug Corporation

By:	/s/ Brenda Axe
Name:	Brenda Axe
Title:	VP Strategic Accts

CUSTOMER:

Diplomat Pharmacy, Inc., for itself and on behalf

of the following other entities of which Diplomat

is the sole member:

Diplomat Specialty Pharmacy of Flint, LLC

Navigator Health Services, LLC

Diplomat Health Services, LLC Diplomat

Specialty Pharmacy of Grand Rapids, LLC

Diplomat Specialty Pharmacy of Chicago, LLC

Diplomat Specialty Pharmacy of Ft. Lauderdale, LLC

Diplomat Specialty Pharmacy of Swartz Creek, LLC

Diplomat Specialty Pharmacy of Southern California, LLC

By:	/s/ Sean Whelan
Name:	Sean Whelan
Title:	Chief Financial Officer

Diplomat PVA December 2011

CONFIDENTIAL

Customer will delete this Exhibit “1” (or request confidential treatment)

if it discloses this Agreement for any reason, including in any SEC filing.

Diplomat PVA December 2011

EXHIBIT 1 TO

PRIME VENDOR AGREEMENT

PRICING / PAYMENT TERMS

In addition to payment for Products, Customer will pay ABDC the following Program and other fees for ABDC’s Product distribution and Services for Customer. Pricing reflects one administrative or other fee to a buying group or group purchasing organization (“GPO”). If Customer contracts with another or an additional GPO, Customer will pay any such fees to the applicable GPO. In any event, ABDC shall not pay a GPO fee until a GPO designation form signed by Customer is filed with ABDC. Customer will pay any increase in GPO administrative fees during the Term.

1.                                      PROGRAM FEES

A.                                    Price of Goods. Customer will pay the following Price of Goods based upon the definition of “Cost” below, subject to the following adjustments for Total Monthly Net Purchase volume and total monthly PRxO Generics purchases as a percentage of Customer’s total monthly net Rx purchases (“PRxO Compliance Level”), for Products other than those designated as Special Price Products. ABDC will add to the billed amount any applicable sales, use, business and occupation, gross receipts or other tax. Customer will promptly return to ABDC non-disposable equipment and material (e.g., totes, padding, pallets, packs/coolers/insulation, monitors/loggers, etc.) or pay replacement cost of items not returned within five business days. Price of Goods will begin at Cost minus [*] and may be adjusted quarterly based upon Customer’s Total Monthly Net Purchase volume and PRxO Compliance Level over the prior three (3) months.

Branded Price of Goods
Average Aggregate Monthly Net Purchase	Extended Semi-Monthly (37
Volume	DSO) EFT
[*] & Above	Cost [*]
Amgen Enbrel	Cost [*]
OTC	Cost [*]
Schedule II Brand Products	Cost [*]

“Cost” for any non-contract Product means the price of the Product on a supplier’s price list (also known as Wholesale Acquisition Cost (WAC)) and means the applicable Customer/GPO contract price authorized by a supplier and maintained in an ABDC bid file for any contract Product. Brand Rx contract Products are priced at the applicable cost +/- markup]. In all cases, Cost (or WAC) is determined on the date Product is allocated to Customer by ABDC and is calculated after excluding any discount for prompt payment given to ABDC by its suppliers.

Drop Shipments will be based on volume. Drop Shipments will be billed at Cost minus [*], with a quarterly re-calculation based on the incremental dollar volume tiers noted below. The parties acknowledge that after each contract Year, the Drop Shipment volume tiers will increase 15% per year.

Quarterly Drop Shipments
Purchase Volume
(YEAR 1)	Fee for Service
[*]	Cost [*]
[*]	Cost [*]
[*]	Cost [*]

CONFIDENTIAL

Customer will delete this Exhibit “1” (or request confidential treatment)

if it discloses this Agreement for any reason, including in any SEC filing.

Diplomat PVA December 2011

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §552(b)(4) and Rule 406 under the Securities Act of 1933 and submitted separately with the Securities and Exchange Commission.

Quarterly Drop Shipments
Purchase Volume
(YEAR 2)	Fee for Service
[*]	Cost [*]
[*]	Cost [*]
[*]	Cost [*]

Quarterly Drop Shipments
Purchase Volume
(YEAR 3)	Fee for Service
[*]	Cost [*]
[*]	Cost [*]
[*]	Cost [*]

Quarterly Drop Shipments
Purchase Volume
(YEAR 4)	Fee for Service
[*]	Cost [*]
[*]	Cost [*]
[*]	Cost [*]

Quarterly Drop Shipments
Purchase Volume
(YEAR 5)	Fee for Service
[*]	Cost [*]
[*]	Cost [*]
[*]	Cost [*]

ABDC “Special Price Products” including but not limited to [*], will not be priced based upon ABDC’s Cost (as defined above), but will instead be priced on terms set by ABDC from time to time for such Products and Services. Customer may purchase the Special Price Products outside of ABDC, with such purchases excluded from Customer’s Primary Vendor requirement. ABDC Special Price Product purchases count toward total periodic Net Purchases. It is understood that drop shipments will not be Special Price Products, but rather billed in accordance with matrixes above.

B.                                    PRxO® Generics. Customer will participate in PRxO® Generics pursuant to requirements as amended from time to time by ABDC and must purchase from ABDC no less than 98% of its purchases of all generic Rx Products, other than generic injectables, from the PRxO® Generics formulary, provided such equivalent generic Rx Product is available from ABDC and is part of the PRxO Generics formulary.

C.                                    Additional Value-Added Services. ABDC will provide the additional value-added Services in Exhibit “2” at no additional monthly cost.

D.                                    Ordering Hardware/Software. In addition, Customer will pay fees in Exhibit “2” for ordering and reporting software and hardware selected by Customer for each Facility or other location. The parties will coordinate to ensure C-ll controlled substance electronic ordering systems (CSOS) interface correctly.

E.                                     Contract Administration. In administering Customer’s GPO/supplier contracts, Customer must (i) provide a copy of new contracts, (ii) comply with supplier’s terms, (iii) use all products for its “own use” (as defined in judicial and legislative interpretations), (iv) notify ABDC at least 45 days before it changes suppliers,

CONFIDENTIAL

Customer will delete this Exhibit “1” (or request confidential treatment)

if it discloses this Agreement for any reason, including in any SEC filing.

Diplomat PVA December 2011

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §552(b)(4) and Rule 406 under the Securities Act of 1933 and submitted separately with the Securities and Exchange Commission.

and (v) upon changing suppliers, assist ABDC in disposing of any excess inventory acquired for Customer. Additionally, Customer will notify ABDC before discontinuing purchases of any special inventory it requested that ABDC stock (whether or not pursuant to a contract) and assist ABDC in disposing of any excess of such inventory. When invoiced, Customer will promptly reimburse ABDC for any unpaid chargebacks that are (x) denied by a GPO or supplier or (y) not paid within 45 days and, in either case, Customer will look solely to such GPO or supplier for redress.

F.                                      Market Competitiveness. In addition to regular business reviews, upon the [*], Customer and ABDC shall meet to discuss the Price of Goods, terms and conditions offered by ABDC to Customer pursuant to this Agreement. [*]

2.                                      PAYMENT TERMS

A.                                    Payments. Customer agrees to Extended Semi-Monthly (37 DSO) EFT. Payment for purchases are due and payable within 30 days from Semi-Monthly statement date by EFT.

B.                                    Terms. All payments must be received for deposit to ABDC’s account by the due date by ACH/EFT with either ABDC initiating the transaction or Customer initiating the transaction (so long as ABDC receives the amount owed in readily available funds on or before the due date). Subject to 2.6 and 2.8 of Exhibit 3 or if Customer is in breach of this Agreement, ABDC may change available payment plans from time to time. Payment term changes may affect Price of Goods. Subject to credit approval, Customer may change payment terms upon 30 days written notice prior to the beginning of a calendar month.

3.                                      MINIMUM ORDER VOLUME

A.                                    Annual Purchases. Customer’s minimum annual Net Purchase volume (total purchases less returns, credits, rebates, late payment fees and similar items) during Year 1 is $525,000,000. Year 1 is from the Effective Date through January 31, 2013. Subsequent contract Years are the following 12-month periods. Customer’s Net Purchases during the Term are projected to increase at a rate of 15.00% per year during each Year. In addition, Customer’s aggregate Net Purchases over the Term will be at least $3,539,750,156. Calculations are quarterly, with no carryover from one period to the next.

B.                                    Small Order Charge. If Customer purchases less than $25,000.00 per month, a delivery charge of $25.00 per delivery will be assessed for each order that is less than $1,250.00. ABDC may adjust the per-delivery charge from time to time to reflect ABDC’s shipping and handling costs.

C.                                    Price of Goods Adjustments. Customer acknowledges that Price of Goods and Program fees are based upon Customer’s meeting such minimum annual, aggregate, PRxO® Generics and other Net Purchases and, if Customer fails to do so, in addition to any other remedies, ABDC may reasonably adjust Price of Goods and Program fees on 10 days’ notice to reflect lower than expected Net Purchases.

CONFIDENTIAL

Customer will delete this Exhibit “1” (or request confidential treatment)

if it discloses this Agreement for any reason, including in any SEC filing.

Diplomat PVA December 2011

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §552(b)(4) and Rule 406 under the Securities Act of 1933 and submitted separately with the Securities and Exchange Commission.

EXHIBIT 2 TO

PRIME VENDOR AGREEMENT

ADDITIONAL VALUE-ADDED SERVICES

The following Services are offered to Customer by ABDC for monthly fees in Pricing/Payment Terms Paragraph 1(C).

•                  Bar-Coded Shelf Labels

•                  DEA Scheduled Rx Products Purchased Report

•                  Monthly Usage and 80/20 Report

•                  Price stickers — Rx and OTC

ABDC may discontinue any Services as it deems appropriate, in which case ABDC will make a reasonable proportionate reduction in the monthly fee based upon the value of the discontinued Services. In addition, from time to time ABDC may offer such new Services, at such additional fees as it determines. Customer has no obligations to accept any new Services or additional fees related such new Services.

Ordering & Reporting Software and Hardware

•                  Custom Reporting software for no additional charge per month per installation.

•                  Internet ordering software (Catalog and Order Entry (COE), iECHO or similar software, as appropriate) for for no additional charge per month per installation.

•                  iScan PPC hardware technology for a monthly lease fee of $100.00 per unit covering hardware, software and maintenance.

•                  UltraPhase/Telxon handheld electronic order entry terminal (two per pharmacy) for no additional charge per month per installation.

Customer is responsible for hardware maintenance and repair. ABDC retains title to all ordering and reporting hardware and software and, pursuant to Provisions Paragraph 5.3, Customer must promptly return them at the end of the Term.

Computer consulting and related services will be offered at ABDC’s then-current standard charges for such services.

Recalls

ABDC will notify Customer of all recalls as instructed in the supplier’s notification.

Drop Ship Service

From time to time upon Customer’s or a supplier’s request, ABDC may provide drop shipment billing service as a convenience where Products are shipped directly to Customer by the supplier and the supplier bills Customer through ABDC. Suppliers must meet ABDC’s liability insurance and other requirements. Customer’s ability to return such Products through ABDC may be subject to different terms or otherwise restricted. Drop shipments may be subject to an additional charge. Other terms, including title, insurance and risk of loss, are set by each supplier and ABDC disclaims all liability in connection with drop shipments.

Diplomat PVA December 2011

EXHIBIT 3 TO

PRIME VENDOR AGREEMENT

PROVISIONS

1. DUTIES OF ABDC

1.1                               Orders. Orders may be subject to minimum order size requirements. Other than supplier back-ordered Products, ABDC will make reasonable efforts to deliver orders placed by ABDC’s normal order cut-off time by the next delivery day. Hawaii, Alaska, U.S. territories and foreign deliveries may be subject to a delivery surcharge.

1.2                               Emergency Orders. ABDC will use commercially reasonable efforts to meet a requested delivery time for emergency orders, which may be subject to an additional charge. If ABDC cannot do so, Customer may fill emergency orders outside the Program on such occasions using another provider notwithstanding minimum purchase commitments in this Agreement.

1.3                               Records, Audits. ABDC will maintain records of transactions for one year during the Term or after. Customer’s employees may audit such records only pursuant to ABDC’s audit policies, as modified from time to time. Such audits may be conducted only during ordinary business hours and upon reasonable notice and may only cover 90 days prior to the request or any shorter period set by a supplier for chargeback audits. No audit may cover any period previously audited. All costs will be borne by Customer, including costs to produce records. If an audit shows net overcharges or undercharges and ABDC agrees with such findings, ABDC will credit or charge Customer within 30 days of receipt of written notice of the net overcharge (or, if later, within 30 days of receiving an applicable supplier’s credit) or undercharge.

2. DUTIES OF CUSTOMER

2.1                               Primary Vendor Orders. For Products required by Facilities, Customer will submit an electronic order for all Products. If allowed, non-electronic orders may be subject to additional charges.

2.2                               Disclosure. Customer will comply with all laws, including reporting or reflecting discounts, rebates and other price reductions pursuant to 42 U.S.C. §1320a-7b(b)(3)(A) on cost reports or claims submitted to federal or state healthcare programs, retaining invoices and related pricing documentation and making them available on request to healthcare program representatives.

2.3                               Notice of Changes. Customer will promptly notify ABDC of changes in ownership, name, business form (e.g., sole proprietorship, partnership or corporation) or state of incorporation or formation, or any intent to sell, close, move or modify its operations.

2.4                               No Set-Off. Customer’s obligation to pay for Products will be absolute, unconditional and not subject to reduction, set-off, counterclaim or delay.

2.5                               Billing Statements. Billing disputes must be brought promptly to attention of ABDC’s accounts receivable department or Customer will be deemed to accept the accuracy of statements and waive its right to dispute any amounts 12 months after receipt of the first statement containing the disputed amount.

2.6                               Late Payment. All payments must be received in ABDC’s account during normal business hours on the date due. Drivers and other ABDC employees cannot accept cash. If payment is not received by the due date, ABDC may withhold any payments to Customer and will assess a per-day late payment fee of the lower of 0.05% (18%/360) or the maximum rate permitted by law on the outstanding balance until paid, beginning on the first business day after such due date. Additionally, ABDC may adjust future Price of Goods to reflect Customer’s payment history. Such rights are in addition to ABDC’s other remedies and will not relieve Customer of its obligation to pay promptly.

2.7                               Title And Risk Of Loss. All goods are F.O.B. Customer’s location, with freight prepaid for normal delivery. Expedited delivery is extra. Title and risk of loss pass upon delivery to Customer.

2.8                               Extension Of Credit. Payment terms are an extension of credit based upon an evaluation of Customer’s financial condition upon commencement of this Agreement as reflected in written information from Customer. Customer will abide by ABDC’s standard credit terms as amended from time to time by ABDC. Customer will promptly notify ABDC in writing of any Claim that, with an unfavorable result, would have a material adverse effect on Customer’s financial condition or operation. Upon request, Customer will furnish ABDC financial statements and other evidence of its financial condition necessary to establish, in ABDC’s opinion, Customer’s ability to perform its obligations. If ABDC reasonably believes Customer’s ability to make payments is impaired or its financial condition has materially deteriorated, ABDC may from time to time amend Customer’s payment terms, require past due amounts to be paid and/or require posting of adequate security or such other documents as ABDC may require. Pending receipt of requested items, ABDC may withhold delivery of Products and providing Services; place Customer on a C.O.D. basis if ABDC has not received payment when due after giving notice by 10:00 a.m. and giving Customer until 2:00 p.m. the same day for ABDC to receive payment; and/or require Customer to pay part or all of any past due amount as a condition to continued service.

3. NO WARRANTIES

Customer acknowledges that ABDC is not the manufacturer of any Products and ABDC DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE, FOR PRODUCTS AND SERVICES. No oral or written information provided by ABDC, its employees or other representatives will create any such warranty. In no event will ABDC be liable for any special, incidental or consequential damages in connection with or related to Products, hardware, Software, including ordering software, or Services.

4. CONFIDENTIALITY

Each party and its employees or representatives (“Receiving Party”) will protect all proprietary and confidential information (“Confidential Information”) disclosed by the other (“Disclosing Party”) and not use or disclose it except in connection with the Program or as otherwise agreed. Confidential Information does not include information (i) available on a non-confidential basis, (ii) known or able to be formulated by Receiving Party, or (iii) required to be disclosed by law. Pricing and payment terms are confidential and may not be shared with any third party. Customer will remove Exhibit “1” (or request confidential treatment) if it discloses this Agreement for any reason, including in a Securities and Exchange Commission filing.

5. TERMINATION OF AGREEMENT

5.1                               Default. In addition to other available remedies, either party may immediately terminate this Agreement for cause upon written notice to the other party upon the other party’s:

(a)                                 (i) Filing an application for or consenting to appointment of a trustee, receiver or custodian of its assets; (ii) having an order for relief entered in Bankruptcy Code proceedings; (iii) making a general assignment for the benefit of creditors; (iv) having a trustee, receiver or custodian of its assets appointed unless proceedings and the person appointed are dismissed within 30 days; (v) insolvency within the meaning of UCC Section 1-201 or failing generally to pay its debts as they become due within the meaning of Bankruptcy Code Sec. 303(h)(1) (11 USC Sec. 303(h)(1)), as amended; or (vi) certification in writing of its inability to pay its debts as they become due (and either party may periodically require the other to certify its ability to pay its debts as they become due) (collectively, “Bankruptcy”);

(b)                                 Failure to pay any amount due and such failure continues five days after written notice; or

(c)                                  Failure to perform any other material obligation of this Agreement or any other agreement now or hereafter entered into between the parties and such failure continues for 30 days after it receives notice of such breach from the non-breaching party; provided, however, if the other party has commenced to cure such breach within such 30 days, but such cure is not completed within such 30 days, it will have a reasonable time to complete its cure if it diligently pursues the cure until completion; and further provided that if such breach occurs more than three times during any 12-month period, the non-breaching party may terminate this Agreement upon 30 days’ written notice. “For cause” does not include Customer’s receiving a more favorable offer from an ABDC competitor.

Diplomat PVA December 2011

5.2                               Change in Control. Either party may terminate this Agreement upon the sale or transfer of the business of the other party, in whole or in part, or a change in control in the other party. As used in this Agreement, “change in control” means, if applicable, sale or other transfer of 25% or more of (i) a party’s assets, or (ii) the voting equity or other voting interest a party.

5.3                               Survival Upon Termination. Within five days of expiration or earlier termination of this Agreement for any reason, all amounts owed by Customer will be immediately due and payable and Customer will (i) pay ABDC any amount owed and (ii) return to ABDC all hardware, Software and other equipment, including ordering devices and totes, or pay to ABDC the replacement cost of any such items not returned. Obligations in Paragraphs 4, 5.2, 6 and 9 of this Exhibit 3.

6. INDEMNIFICATION

Each party (“Indemnifying Party”) will indemnify and defend the other, its employees and representatives (“Indemnified Party”) against all claims and damages (including expenses and attorneys’ fees) (“Claim”) to the extent arising out of Indemnifying Party’s obligations under this Agreement. Failure to give prompt written notice of a Claim will not relieve Indemnifying Party of liability except to the extent caused by such failure. Indemnifying Party will defend a Claim with counsel reasonably satisfactory to Indemnified Party and Indemnified Party will cooperate fully in such defense.

7. CUSTOMER’S INSURANCE

Customer will maintain sufficient insurance to cover all unpaid inventory in its possession, naming ABDC on such policies as an additional insured, and will maintain professional liability insurance with limits of no less than $10,000,000 per incident.

8. SOFTWARE LICENSE

8.1                               License. ABDC grants Customer a non-exclusive, nontransferable and revocable license to use software and related documentation ABDC provides for use in the Program (“Software”). Customer may not make, or allow others to make, copies except one backup copy. Customer must include all proprietary notices in permitted copies. Customer may not modify Software or create derivative works and may not translate, reverse engineer, disassemble or decompile Software.

8.2                               Limited Warranty. ABDC warrants that, for 90 days from the Effective Date, (i) Software will perform substantially in accordance with its documentation if operated as directed and (ii) hardware provided by ABDC and media on which Software is provided will be free from defects under normal use. ABDC DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE, FOR HARDWARE AND SOFTWARE, AND ACCURACY OF ANY DATA. ALL DATA IS PROVIDED “AS IS.” DUE TO THE NATURE OF SOFTWARE, HARDWARD AND DATA, ERRORS AND INTERRUPTIONS MAY OCCUR AND CUSTOMER HAS ALL RISKS FOR QUALITY AND PERFORMANCE. No oral or written information provided by ABDC, its employees or other representatives will create any warranty.

8.3                               Remedy. ABDC’s liability and Customer’s exclusive remedy for breach of warranties in Paragraph 8.2 will be, at ABDC’s option, to (i) repair or replace Software or hardware so it performs substantially in accordance with its documentation; (ii) advise Customer how to achieve substantially the same functionality using different procedures, or (iii) replace defective media returned within 90 days of the Effective Date. Such replacement will not extend such 90-day period.

9. MISCELLANEOUS

9.1                               Force Majeure. If ABDC’s performance is prevented, delayed or otherwise affected by any cause beyond its control, including labor disputes, fire, terrorism, acts of God, unavailability of Product, transportation, materials or fuel, delays by suppliers, loss of facilities or internet, telecommunication or electrical systems, voluntary foregoing a right in order to comply with or accommodate government orders or requests, compliance with any law or otherwise (“Force Majeure”), ABDC may reduce or eliminate Products without liability or obligation during the Force Majeure period.

9.2                               Security Interest. In addition to any security interest provided previously or later by Customer to ABDC, to secure all of Customer’s existing and future liabilities to ABDC, Customer now grants to ABDC a lien and security interest, which may be a purchase money security interest, in all of Customer’s Inventory, related Accounts and Proceeds and products thereto and thereof, now owned or hereafter acquired or arising. All capitalized terms used herein and not defined have the meaning in the Uniform Commercial Code as in effect in any jurisdiction in which any of the Collateral may at the time be located (“UCC”). ABDC may do such things as are necessary to achieve the purposes of this Paragraph.

9.3                               Assignment. This Agreement inures to the benefit of and is binding upon the heirs, successors and assigns of each party; provided, however that Customer may only assign its rights or delegate its duties under this Agreement, including by merger, change of control, asset sale, operation of law or otherwise, with ABDC’s written consent. In no event will an agreement between a successor to or permitted assign of Customer and any third party negate or diminish in any way such successor’s or assign’s obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, in the event of such an assignment, delegation or Change-in-Control of Customer, or a sale or transfer of ownership or control of any Facility, Customer shall provide ABDC with prior written notice and shall cause the surviving entity, successor-in-interest or transferee, as the case may be (the “Assignee”), to either (1) agree to be bound by the terms of this Agreement from and after the date of such event or (2) enter into a replacement agreement to this Agreement with ABDC on such terms as are reasonably acceptable to ABDC and the Assignee. Customer consents to ABDC’s assigning part or all of its obligations to any affiliate and to assigning or granting a security interest in this Agreement in connection with any financing or securitization by ABDC or any affiliate.

9.4                               EEO Requirements. ABDC warrants it does not and will not discriminate against any employee or applicant for employment because of race, creed, color, national origin, religion, gender, sexual preference, veteran status, handicap or as otherwise prohibited by law and will meet affirmative action obligations as are imposed by law.

9.5                               Miscellaneous. The successful party in any legal action, including in a Bankruptcy proceeding, may recover all costs, including reasonable attorneys’ fees. Pennsylvania law will govern this Agreement without reference to conflict of laws provisions. Any waiver or delay in enforcing this Agreement will not deprive a party of the right to act at another time or due to another breach. All provisions are severable. This Agreement supersedes prior oral or written agreements by the parties that relate to its subject matter other than the security interest, which is in addition to and not in lieu of any security interest created in other agreements. Captions are intended for convenience of reference only. The parties may not modify this Agreement other than by a subsequent writing signed by each party. This Agreement will be interpreted as if written jointly by the parties. The parties are independent contractors.

Diplomat PVA December 2011